                                                                 EXHIBIT m(2)(b)

                                 AMENDMENT NO. 1
                        TO THE THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.

                                (CLASS B SHARES)
                            (SECURITIZATION FEATURE)

        The Third Amended and Restated Master Distribution Plan (the "Plan"), dated as of December 31, 2000, pursuant to Rule 12b-1 of AIM International Funds, Inc., a Maryland corporation, is hereby amended as follows:

        Schedule A to the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
                           THIRD AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                       OF
                          AIM INTERNATIONAL FUNDS, INC.

                               (DISTRIBUTION FEE)


                                            MAXIMUM       MAXIMUM      MAXIMUM
                                          ASSET-BASED     SERVICE     AGGREGATE
           FUND                           SALES CHARGE      FEE       ANNUAL FEE
           ----                           ------------    -------     ----------

AIM Asia Pacific Growth Fund                0.75%         0.25%        1.00%
(Class B Shares)

AIM European Growth Fund                    0.75%         0.25%        1.00%
(Class B Shares)

AIM Global Aggressive Growth Fund           0.75%         0.25%        1.00%
(Class B Shares)

AIM Global Growth Fund                      0.75%         0.25%        1.00%
(Class B Shares)

AIM Global Income Fund                      0.75%         0.25%        1.00%
(Class B Shares)

AIM International Growth Fund               0.75%         0.25%        1.00%"
(Class B Shares)

All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: July 1, 2002

                                        AIM INTERNATIONAL FUNDS, INC.
                                        (on behalf of its Class B Shares)


Attest: /s/ P. MICHELLE GRACE            By: /s/ ROBERT H. GRAHAM
        -----------------------------       -----------------------------------
        Assistant Secretary                 Robert H. Graham
                                            President





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